The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Trigger PLUS securities until the pricing supplement, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Trigger PLUS securities and we are not soliciting offers to buy these Trigger PLUS securities in any state where the offer or sale is not permitted.

Subject to Completion

February 2016

PRELIMINARY PRICING SUPPLEMENT

Dated February 4, 2016

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-204908

(To Prospectus dated June 12, 2015

and Product Supplement

dated November 6, 2015)

STRUCTURED INVESTMENTS

Opportunities in U.S Equities

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

The Uncapped Trigger Performance Leveraged Upside Securities (the “Trigger PLUS”) offer exposure to the performance of the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index each, an (“underlying index”), though the payment at maturity will be based on the performance of the “worst performing underlying index.” The worst performing underlying index is the underlying index with the lowest percentage change from its initial level to its final level (the “underlying return”). At maturity, if the underlying return of each underlying index is positive, the investor will receive the stated principal amount plus a leveraged upside payment based on the underlying return of the worst performing underlying index. At maturity, if the underlying return of the worst performing underlying index is zero or negative but its final level is equal to or greater than its respective trigger level, the investor will receive the stated principal amount. However, at maturity, if the underlying return of the worst performing underlying index is negative and its final level is less than its respective trigger level, the investor will realize a significant loss of their initial investment proportionate to the decline in the underlying return of the worst performing underlying index. The Trigger PLUS are for investors who are willing to risk their principal, risk exposure to the worst performing of three underlying indices and forgo current income in exchange for the leverage feature and limited protection against loss that applies only if the final level of the worst performing underlying index is equal to or greater than its trigger level. Accordingly, the Trigger PLUS do not guarantee any return of principal at maturity and you could lose your entire investment. Because the payment at maturity of the Trigger PLUS is based on the worst performing underlying index, a decline in any underlying index below its respective trigger level will result in a significant loss on your investment, even if the other underlying index has appreciated or has not declined as much. The Trigger PLUS are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the Trigger PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Trigger PLUS and you could lose some or all of your initial investment.

SUMMARY TERMS

Issuer:	UBS AG, London Branch
Underlying indices:	Dow Jones Industrial Average™ Index (Bloomberg Ticker: “INDU”) Russell 2000® Index (Bloomberg Ticker: “RTY”) S&P 500® Index (Bloomberg Ticker: “SPX”)
Aggregate principal amount:	$•
Stated principal amount:	$10 per Trigger PLUS
Issue price:	$10 per Trigger PLUS (see “Commissions and issue price” below), offered at a minimum investment of 100 Trigger PLUS (representing a $1,000 investment)
Denominations:	$10 per Trigger PLUS and integral multiples thereof
Interest:	None
Pricing date:	Approximately February 4, 2016, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Original issue date:	Approximately February 9, 2016 (3 business days after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Valuation date:	Approximately August 5, 2019 (to be determined on the pricing date and expected to be 42 months after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Maturity date:	Approximately August 8, 2019 (to be determined on the pricing date and expected to be 3 business days after the valuation date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Payment at maturity:

▪    If the underlying return of each underlying index is positive:

     $10 + leveraged upside payment.

▪    If the underlying return of the worst performing underlying index is zero or negative and its final level is equal to or greater than its trigger level:

     The stated principal amount of $10

▪    If the underlying return of the worst performing underlying index is negative and its final level is less than its trigger level:

     $10 + ($10 x underlying return of the worst performing underlying index)

     Under these circumstances, you will lose a significant percentage of your stated principal amount equal to the underlying return of the worst performing underlying index, and in extreme situations, you could lose all of your initial investment.

Underlying return:

For each underlying index, the quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(final level — initial level) / initial level

Leveraged upside payment:	$10 x leverage factor x underlying return of the worst performing underlying index
Leverage factor:	2.100
Worst performing underlying index:	The underlying index with the lowest underlying return as compared to the other underlying index
Trigger level:

•, which is equal to 70.00% of the initial level of the Dow Jones Industrial Average™ Index

•, which is equal to 70.00% of the initial level of the Russell 2000® Index

•, which is equal to 70.00% of the initial level of the S&P 500® Index

Initial level:

•, which is equal to the closing level of the Dow Jones Industrial Average™ Index on the pricing date

•, which is equal to the closing level of the Russell 2000® Index on the pricing date

•, which is equal to the closing level of the S&P 500® Index on the pricing date

Each initial level is determined by the calculation agent and may be subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.

Final level:	The closing level of each underlying index on the valuation date, as determined by the calculation agent, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
CUSIP:	90275L615
ISIN:	US90275L6157
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per Trigger PLUS:	100%	2.50%(a)	97.00%
		+0.50%(b)
		3.00%
Total:	$•	$•	$•

(1)	UBS Securities LLC will purchase from UBS AG the Trigger PLUS at the price to public less a fee of $0.30 per $10.00 stated principal amount of Trigger PLUS. UBS Securities LLC will agree to resell all of the Trigger PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.25 per $10.00 stated principal amount of Trigger PLUS that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of Trigger PLUS that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the Trigger PLUS as of the pricing date is expected to be between $9.41 and $9.71 for Trigger PLUS based on the worst performing underlying index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index. The range of the estimated initial value of the Trigger PLUS was determined on the date of this preliminary pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Trigger PLUS, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 15, 16 and 17 of this preliminary pricing supplement.

Notice to investors: the Trigger PLUS are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the Trigger PLUS at maturity, and the Trigger PLUS can have downside market risk similar to the worst performing underlying index. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Trigger PLUS if you do not understand or are not comfortable with the significant risks involved in investing in the Trigger PLUS.

You should carefully consider the risks described under “Risk Factors” beginning on page 15 and under ‘‘Risk Factors’’ beginning on page PS-28 of the product supplement before purchasing any Trigger PLUS. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Trigger PLUS. You may lose some or all of your initial investment in the Trigger PLUS. The Trigger PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Trigger PLUS or passed upon the adequacy or accuracy of this preliminary pricing supplement, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Additional Information about UBS and the Uncapped Trigger PLUS

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the Trigger PLUS and an index supplement for various securities we may offer, including the Uncapped Trigger PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

▪	Product supplement dated November 6, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515370255/d48605d424b2.htm

▪	Index supplement dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222032/d941398d424b2.htm

▪	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “Trigger PLUS” refers to the Uncapped Trigger PLUS that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated June 12, 2015, references to the “ accompanying index supplement” mean the UBS index supplement, dated June 12, 2015 and references to the “accompanying product supplement” mean the UBS product supplement titled “Capped PLUS and Uncapped PLUS Product Supplement”, dated November 6, 2015.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Trigger PLUS in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Trigger PLUS prior to their issuance. In the event of any changes to the terms of the Trigger PLUS, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

February 2016	Page 2

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Investment Overview

Uncapped Trigger PLUS

The Trigger PLUS is based on the worst performing underlying index among the Dow Jones Industrial AverageTM Index, the Russell 2000® Index and the S&P 500® Index due on or about August 8, 2019 can be used:

▪

As an alternative to direct exposure to the worst performing underlying index that enhances the return on any positive performance of the worst performing underlying index; however, by investing in the Trigger PLUS, you will not be entitled to participate in the positive performance of any underlying index other than the worst performing underlying index, or receive any dividends paid with respect to the stocks comprising each of the underlying indices (the “underlying equity constituents”) or any interest payments. You should carefully consider whether an investment that does not provide for dividends or interest payments is appropriate for you.

▪	To enhance returns and potentially outperform the worst performing underlying index in a bullish or moderately bullish scenario.

▪

Investors will potentially achieve similar levels of upside exposure to the worst performing underlying index as a direct investment while using fewer dollars by taking advantage of the leverage factor.

▪

To provide a return of your stated principal amount in the event that the underlying return of the worst performing underlying index is negative and its final level is equal to or greater than its trigger level.

Maturity:	Approximately 42 months

Leverage factor:	2.100

Trigger level:	●, which is equal to 70.00% of the initial level of the Dow Jones Industrial AverageTM Index

●, which is equal to 70.00% of the initial level of Russell 2000® Index

●, which is equal to 70.00% of the initial level of S&P 500® Index

Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS

Interest:	None

Listing:	The Trigger PLUS will not be listed on any securities exchange

February 2016	Page 3

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Key Investment Rationale

Investors can use the Trigger PLUS to leverage returns of the worst performing underlying index by a factor of 2.100 and obtain contingent protection against a loss of principal in the event that the underlying return of the worst performing underlying index is negative and its final level is equal to or greater than its trigger level. At maturity, investors will receive an amount in cash based upon the final level of the worst performing underlying index. Investors may lose their entire investment in the Trigger PLUS.

Investors will not be entitled to participate in the positive performance of any underlying index other than the worst performing underlying index or receive any dividends paid with respect to the underlying equity constituents of any underlying index. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

Performance at Maturity	The securities offer investors an opportunity to capture enhanced returns on any positive performance of the worst performing underlying index relative to a direct investment in the underlying index.

Trigger Feature	At maturity, if the underlying return of the worst performing underlying index of the securities is negative and its final level is equal to or greater than its trigger level, you will receive your stated principal amount.

Upside Scenario	If the underlying return of the worst performing underlying index is positive, at maturity, the securities redeem for the stated principal amount of $10 plus the leveraged upside payment (which is based on the worst performing underlying index).

Par Scenario	If the underlying return of the worst performing underlying index is zero or negative and its final level is equal to or greater than its trigger level, at maturity you will receive the full stated principal amount at maturity even though the level of the worst performing underlying index has depreciated.

Downside Scenario	If the underlying return of the worst performing underlying index is negative and its final level is less than its trigger level, at maturity you will receive less than 70.00% of the stated principal amount, if anything, resulting in a significant loss of your initial investment proportionate to the underlying return of the worst performing underlying index. For example, if the underlying return of the worst performing underlying index is -35%, the securities will redeem for $6.50, or 65% of the stated principal amount, even if the other underlying index has appreciated or has not declined below its trigger level. There is no minimum payment on the securities and you could lose all of your initial investment.

February 2016	Page 4

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Investor Suitability

The Trigger PLUS may be suitable for you if:

▪	You fully understand the risks inherent in an investment in the Trigger PLUS, including the risk of loss of all of your initial investment.

▪

You understand and accept that an investment in the Trigger PLUS is linked to the performance of the worst performing underlying index and not a basket of the underlying indices, and that you will not receive a positive return on the Trigger PLUS if the underlying return of any underlying index is zero or negative.

▪

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying index or the underlying equity constituents of the worst performing underlying index.

▪

You believe the final level of each underlying index will be equal to or greater than its trigger level and, if its final level is less than its trigger level, you can tolerate receiving a payment at maturity that will be significantly less than the stated principal amount and may be zero.

▪	You believe the level of each underlying index will appreciate over the term of the Trigger PLUS.

▪	You can tolerate fluctuations in the price of the Trigger PLUS prior to maturity that may be similar to or exceed the downside price fluctuations of each underlying index.

▪	You do not seek current income from your investment and are willing to forego dividends paid on any underlying equity constituents.

▪	You are willing and able to hold the Trigger PLUS to maturity, a term of approximately 42 months, and accept that there may be little or no secondary market for the Trigger PLUS.

▪	You understand and are willing to accept the risks associated with the underlying indices.

▪

You are willing to assume the credit risk of UBS for all payments under the Trigger PLUS, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

▪

You understand that the estimated initial value of the Trigger PLUS determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Trigger PLUS, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Trigger PLUS may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the Trigger PLUS, including the risk of loss of all of your initial investment.

▪

You do not understand or are not willing to accept an investment in the Trigger PLUS linked to the performance of the worst performing underlying index (which is not the same as an investment in a basket of the underlying indices), or that you will not receive a positive return on the Trigger PLUS of the underlying return of any underlying index is zero or negative.

▪	You require an investment designed to provide a full return of principal at maturity.

▪

You are not willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying index or the underlying equity constituents of the worst performing underlying index.

▪	You believe that the level of one or both of the underlying indices will decline during the term of the Trigger PLUS and that its final level is likely to be less than its trigger level.

▪	You cannot tolerate fluctuations in the price of the Trigger PLUS prior to maturity that may be similar to or exceed the downside price fluctuations of each underlying index.

▪	You seek current income from your investment or prefer to receive the dividends paid on the underlying equity constituents.

▪	You are unable or unwilling to hold the Trigger PLUS to maturity, a term of approximately 42 months, and seek an investment for which there will be an active secondary market.

▪	You do not understand and are not willing to accept the risks associated with the underlying indices.

▪	You are not willing to assume the credit risk of UBS for all payments under the Trigger PLUS, including any repayment of principal.

February 2016	Page 5

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Fact Sheet

The Trigger PLUS offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement, the accompanying index supplement and accompanying prospectus, as supplemented or modified by this preliminary pricing supplement. At maturity, an investor will receive for each Trigger PLUS that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon (i) the underlying return of the worst performing underlying index and (ii) whether the final level of each underlying index is greater than, equal to or less than its respective initial level and trigger level. The Trigger PLUS do not guarantee any return of principal at maturity. All payments on the Trigger PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the Trigger PLUS and in extreme situations, you could lose all of your initial investment.

Expected Key Dates

Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
Approximately February 4, 2016	Approximately February 9, 2016 (3 business days after the pricing date)	Approximately August 5, 2019 (42 months after the pricing date)	Approximately August 8, 2019 (3 business days after the valuation date)

Key Terms

Issuer:	UBS AG, London Branch
Underlying indices:	Dow Jones Industrial AverageTM Index (Bloomberg Ticker: “INDU”) Russell 2000® Index (Bloomberg Ticker: “RTY”) S&P 500® Index (Bloomberg Ticker: “SPX”)
Aggregate principal amount:	$•
Stated principal amount:	$10 per Trigger PLUS
Issue price:	$10 per Trigger PLUS, offered at a minimum investment of 100 Trigger PLUS (representing a $1,000 investment)
Denominations:	$10 per Trigger PLUS and integral multiples thereof
Interest:	None
Payment at maturity:

▪     If the underlying return of each underlying index is positive:

     $10 + leveraged upside payment.

▪     If the underlying return of the worst performing underlying index is zero or negative and its final level is equal to or greater than its trigger level:

The stated principal amount of $10

▪     If the underlying return of the worst performing underlying index is negative and its final level is less than its trigger level:

$10 + ($10 x underlying return of the worst performing underlying index)

Under these circumstances, you will lose a significant percentage of your stated principal amount equal to the underlying return of the worst performing underlying index, and in extreme situations, you could lose all of your initial investment.

Underlying return:

For each underlying index, the quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(final level — initial level) / initial level

Leveraged upside payment:	$10 x leverage factor x underlying return of the worst performing underlying index
Leverage factor:	2.100
Worst performing underlying index:	The underlying index with the lowest percentage change from its initial level to its final level as compared to the other underlying index
Trigger level:	•, which is equal to 70.00% of the initial level of the Dow Jones Industrial AverageTM Index
•, which is equal to 70.00% of the initial level of the Russell 2000® Index •, which is equal to 70.00% of the initial level of the S&P 500® Index

February 2016	Page 6

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Initial level:	•, which is equal to the closing level of the Dow Jones Industrial AverageTM Index on the pricing date

•, which is equal to the closing level of the Russell 2000® Index on the pricing date

•, which is equal to the closing level of the S&P 500® Index on the pricing date

Each initial level is determined by the calculation agent and may be subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.

Final level:	The closing level of each underlying index on the valuation date, as determined by the calculation agent, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Risk factors:	Please see “Risk Factors” beginning on page 15.

General Information

Listing:	The Trigger PLUS will not be listed on any securities exchange.
CUSIP:	90275L615
ISIN:	US90275L6157
Tax considerations:

The United States federal income tax consequences of your investment in the Trigger PLUS are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-73 of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of Trigger PLUS with terms that are substantially the same as the Trigger PLUS. Pursuant to the terms of the Trigger PLUS, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your Trigger PLUS as a pre-paid derivative contract with respect to the underlying indices. If your Trigger PLUS are so treated, if you hold your Trigger PLUS for more than one year you should generally recognize long-term capital gain or loss (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less) upon the sale, exchange or settlement at maturity of your Trigger PLUS in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Trigger PLUS.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Trigger PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Trigger PLUS, it is possible that your Trigger PLUS could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Trigger PLUS could differ materially from the treatment described above, as described further under ‘‘Supplemental U.S. Tax Considerations — Alternative Treatments’’ on page PS-76 of the accompanying product supplement, and that the timing and character of income or loss on your Trigger PLUS could be materially and adversely affected.

The Internal Revenue Service (“IRS”), for example, might assert that the Trigger PLUS should be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash), or that you should be required to recognize taxable gain on any rebalancing or rollover of the underlying index.

In 2007, the IRS released a notice that may affect the taxation of holders of the Trigger PLUS. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the Trigger PLUS should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Trigger PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special ‘‘constructive ownership rules’’ of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Holders are urged to consult their tax advisors concerning the

February 2016	Page 7

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Trigger PLUS for United States federal income tax purposes in accordance with the treatment described above and under ‘‘Supplemental U.S. Tax Considerations’’ beginning on page PS-73 of the accompanying product supplement, unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Trigger PLUS purchased after the bill was enacted to accrue interest income over the term of the Trigger PLUS despite the fact that there will be no interest payments over the term of the Trigger PLUS. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Trigger PLUS.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Trigger PLUS, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders that are individuals (and, to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Trigger PLUS.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a United States holder, you should generally not be subject to United States withholding tax with respect to payments on your Trigger PLUS and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Trigger PLUS if you comply with certain certification and identification requirements as to your foreign status including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Gain from the sale or exchange of a Trigger PLUS or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.

We will not attempt to ascertain whether the issuer of the underlying equity constituents would be treated as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If such entity were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a sale, exchange, redemption or other taxable disposition of the security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the underlying equity as a United States real property holding corporation or the Trigger PLUS as United States real property interests.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. Holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including the underlying equity) may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these regulations, withholding may be required even in the absence of any actual dividend related payment or

February 2016	Page 8

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of the Trigger PLUS should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the Trigger PLUS under these rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying equity. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. Holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Trigger PLUS.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Trigger PLUS through a foreign entity) under the FATCA rules.

Proposed Legislation

In 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Trigger PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Prospective purchasers of the Trigger PLUS are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Trigger PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the Trigger PLUS for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Trigger PLUS as described below.

February 2016	Page 9

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

In connection with the sale of the Trigger PLUS, we or our affiliates may enter into hedging transactions involving the execution of swaps, futures and option transactions on the underlying index or purchases and sales of Trigger PLUS or index constituents before, on and/or after the pricing date of the Trigger PLUS. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We or our affiliates may acquire a long or short position in securities similar to the Trigger PLUS from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the Trigger PLUS from time to time and payment on the Trigger PLUS at maturity. See “Risk Factors” beginning on page 15 of this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the Trigger PLUS specified on the front cover of this document at the price to public less a fee of $0.30 per $10.00 stated principal amount of Trigger PLUS. UBS Securities LLC will agree to resell all of the Trigger PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) with an underwriting discount of $0.30 reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.25 per $10.00 stated principal amount of Trigger PLUS that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Trigger PLUS and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell Trigger PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Trigger PLUS in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Trigger PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Trigger PLUS immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the Trigger PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Trigger PLUS and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Trigger PLUS, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 15, 16 and 17 of this preliminary pricing supplement.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

February 2016	Page 10

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the Trigger PLUS distributed by such dealers.

This preliminary pricing supplement represents a summary of the terms and conditions of the Trigger PLUS. We encourage you to read the accompanying product supplement and prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

February 2016	Page 11

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

How the Uncapped Trigger PLUS Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the applicable pricing supplement):

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the Trigger PLUS.

Stated Principal Amount:	$10 per Trigger PLUS

Leverage Factor:	2.100

Hypothetical Initial Level:	With respect to the Underlying Index A: 16,000

With respect to the Underlying Index B: 1,000

With respect to the Underlying Index C: 2,000

Hypothetical Trigger level:	With respect to the Underlying Index A, 11,200, which is 70% of the respective hypothetical initial level

With respect to the Underlying Index B, 700, which is 70% of the respective hypothetical initial level

With respect to the Underlying Index C, 1,400, which is 70% of the respective hypothetical initial level

EXAMPLE 1: All of the underlying indices appreciate over the term of the Trigger PLUS, and investors receive the stated principal amount plus the leveraged upside payment, which is calculated based on the underlying return of the worst performing underlying index.

Final level	Underlying Index A: 17,440

Underlying Index B: 1,070

Underlying Index C: 2,100

Underlying Return	Underlying Index A: (17,440 – 16,000) / 16,000 = 9.00%

Underlying Index B: (1,070 – 1,000) / 1,000 = 7.00%

Underlying Index C: (2,100 – 2,000) / 2,000 = 5.00%

Payment at Maturity	= $10 + leveraged upside payment

= $10 + ($10 x leverage factor x underlying return of the worst performing underlying index)

= $10 + ($10 x 2.100 x 5.00%)

= $11.05

In Example 1, the final level of the underlying indices are greater than their respective initial levels. The underlying return of Underlying Index A is 9.00%, the underlying return of Underlying Index B is 7.00% while the underlying return of Underlying Index C is 5.00%, making Underlying Index C the worst performing underlying index. Therefore, at maturity, investors receive the stated principal amount plus a return equal to 2.100 times the underlying return of Underlying Index C, resulting in a payment at maturity of $11.05 per Trigger PLUS (a total return of 10.50%).

February 2016	Page 12

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

EXAMPLE 2: Underlying Index A and Underlying Index B appreciate, while Underlying Index C declines over the term of the Trigger PLUS, but no index declines below its respective trigger level, and investors receive the state principal amount.

Final level	Underlying Index A: 17,440

Underlying Index B: 1,070

Underlying Index C: 1,900

Underlying Return	Underlying Index A: (17,440 – 16,000) / 16,000 = 9.00%

Underlying Index B: (1,070 – 1,000) / 1,000 = 7.00%

Underlying Index C: (1,900 – 2,000) / 2,000 = -5.00%

Payment at Maturity	= $10

In Example 2, the final levels of both Underlying Index A and Underlying Index B are greater than their initial levels, while the final level of Underlying Index C is less than its initial level, but is equal to or greater than its respective trigger level. The underlying return of Underlying Index A is 9.00% and the underlying return of Underlying Index B is 7.00%, while the underlying return of Underlying Index C is -5.00%, making Underlying Index C the worst performing underlying index. Even though the underlying return of Underlying Index C is negative, because its final level is equal to or greater than its trigger level, investors will receive a payment at maturity equal to the stated principal amount of $10 ( a total return of 0%).

EXAMPLE 3: Underlying Index A and Underlying Index B appreciate, while Underlying Index C declines over the term of the Trigger PLUS, and the final level of the worst performing underlying index is less than its respective trigger level. Investors are therefore exposed to the decline in the level of the worst performing underlying index.

Final level	Underlying Index A: 17,280

Underlying Index B: 1,020

Underlying Index C: 1,360

Underlying Return	Underlying Index A: (17,280 – 16,000) / 16,000 = 8.00%

Underlying Index B: (1,020 – 1000) / 1,000 = 2.00%

Underlying Index C: (1,360 – 2,000) / 2,000 = -32.00%

Payment at Maturity	= $10 + (10 + underlying return of the worst performing index)

= $10 + [$10 x (-32.00%)]

= $6.80

In Example 3, the final levels of Underlying Index A and Underlying Index B are greater than their initials level, while the final level of Underlying Index C is less than its trigger level. The underlying return of Underlying Index A is 8.00% and the underlying return of Underlying Index B is 2.00%, while the underlying return of Underlying Index C is -32.00%, making Underlying Index C the worst performing underlying index. Because the final level of Underlying Index C is less than its trigger level, investors are exposed to the decline in the level of Underlying Index C from its initial level, resulting in a payment at maturity of $6.80 per Trigger PLUS (a total return of -32.00%).

February 2016	Page 13

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

EXAMPLE 4: All underlying indices decline below their respective trigger levels, and investors are therefore exposed to the decline in the level of the worst performing underlying index.

Final level	Underlying Index A: 11,000

Underlying Index B: 660

Underlying Index C: 1,240

Underlying Return	Underlying Index A: (11,000 – 16,000) / 16,000 = -31.25%

Underlying Index B: (660 – 1000) / 1,000 = -34.00%

Underlying Index C: (1,240 – 2,000) / 2,000 = -38.00%

Payment at Maturity	= $10 + (10 + underlying return of the worst performing index)

= $10 + [$10 x (-38.00%)]

= $6.20

In Example 4, the final level of Underlying Index A, Underlying Index B and Underlying Index C are all less than their respective trigger levels. The underlying return of Underlying Index A is -31.25%, the underlying return of Underlying Index B is -34.00%, and the underlying return of Underlying Index C is -38.00%, making Underlying Index C the worst performing underlying index. Investors are exposed to the decline in the level of Underlying Index C from its initial level, resulting in a payment at maturity of $6.20 per Trigger PLUS (a total return of -38.00%).

February 2016	Page 14

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

How it works

▪	Upside Scenario. If underlying return of each underlying index is positive, investors will receive (a) the stated principal amount of $10 plus (b) the leveraged upside payment.

▪	If the underlying return of the worst performing underlying index is 10.00%, investors will receive an 21.00% return, or $12.10 per Trigger PLUS.

▪	If the underlying return of the worst performing underlying index is 18.00%, investors will receive a 37.80% return, or $13.78 per Trigger PLUS.

▪

Par Scenario. If the underlying return of the worst performing underlying index is zero or negative but its final level is equal to or greater than its trigger level, investors will receive an amount equal to the $10 stated principal amount.

▪	If the underlying return is -5%, investors will receive an amount equal to the $10 stated principal amount.

▪

Downside Scenario. If underlying return of the worst performing underlying index is negative and its final level is less than its respective trigger level, investors will receive an amount that is less than 70% of the $10 stated principal amount, if anything, resulting in a significant loss of their initial investment that is proportionate to the underlying return of the worst performing underlying index. This is so even if the other underlying index has appreciated or has not declined below its trigger level.

▪

If the underlying return of the worst performing underlying index is -35%, investors would lose 35% of the stated principal amount and receive only $6.50 per Trigger PLUS at maturity, or 65% of the stated principal amount, even if the other underlying index has appreciated or has not declined below its trigger level. There is no minimum payment at maturity on the Trigger PLUS and investors may lose all of their initial investment.

February 2016	Page 15

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of Trigger PLUS that they hold an amount in cash based upon the underlying return of the worst performing underlying index on the valuation date, as determined as follows:

If the underlying return of each underlying index is positive:

$10 + leveraged upside payment.

		Leveraged Upside Payment
Stated Principal Amount		Stated Principal Amount		Leverage Factor		Underlying Return of the Worst Performing Underlying Index
$10	+	$10	x	2.100	x	(	Final Level – Initial Level Initial Level	)

If the underlying return of the worst performing underlying index is zero or negative and its final level is equal to or greater than its trigger level:

the Stated Principal Amount of $10

If the underlying return of the worst performing underlying index is negative and its final level is less than its trigger level:

$10 + ($10 x Underlying Return of the worst performing underlying index)

Stated Principal Amount		Stated Principal Amount		Underlying Return of the Worst Performing Underlying Index
$10	+	$10	x	(	Final Level – Initial Level Initial Level	)

Accordingly, if the final level is less than its trigger level, you will lose a significant percentage of your principal amount equal to the underlying return of the worst performing underlying index, and in extreme situations, you could lose all of your initial investment.

February 2016	Page 16

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Trigger PLUS.

▪

The Trigger PLUS do not pay interest or guarantee return of the stated principal amount and your investment in the Trigger PLUS may result in a loss. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. UBS will only repay the stated principal amount of the Trigger PLUS at maturity if the final level of the worst performing underlying index is equal to or greater than its trigger level. If the underlying return of the worst performing underlying index is negative and its final level is less than its trigger level, you will lose a significant percentage of your principal amount equal to the underlying return of the worst performing underlying index, and in extreme situations, you could lose all of your initial investment, even if the other underlying indices have appreciated or has not declined below its trigger level. There is no minimum payment at maturity on the Trigger PLUS, and, you could lose a significant percentage of your principal amount and in extreme situations, you could lose all of your initial investment.

▪

You are exposed to the market risk of each underlying index. Your return on the Trigger PLUS is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each individual underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying indices. Poor performance by any of the underlying indices over the term of the Trigger PLUS may negatively affect your return and will not be offset or mitigated by a positive performance by any other underlying index. Accordingly, your investment is subject to the market risk of each underlying index.

▪

Because the Trigger PLUS are linked to the performance of more than one underlying index, there is an increased probability that you will lose some or all of your initial investment. The risk that you will lose some or all of your initial investment in the Trigger PLUS is greater if you invest in the Trigger PLUS as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the final index level of an underlying index will be less than its respective trigger level, and therefore it is more likely that you will receive an amount in cash worth significantly less than your stated principal amount on the maturity date. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the final index level of an underlying index is less than its respective trigger level is even greater.

▪

The leverage factor applies only if you hold the Trigger PLUS to maturity. You should be willing to hold the Trigger PLUS to maturity. If you are able to sell the Trigger PLUS prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the underlying return of the worst performing underlying index. You can receive the full benefit of the leverage factor from UBS only if you hold the Trigger PLUS to maturity.

▪

The contingent repayment of principal at maturity applies only at maturity. You should be willing to hold the Trigger PLUS to maturity. If you are able to sell the Trigger PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of each underlying index at that time is equal to or greater than its initial level.

▪

Credit risk of UBS. The Trigger PLUS are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Trigger PLUS, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Trigger PLUS and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Trigger PLUS, you could lose all of your initial investment.

▪

Market risk. The return on the Trigger PLUS, which may be positive or negative, is directly linked to the performance of the worst performing underlying index and indirectly linked to the performance of its underlying equity constituents. The level of each underlying index can rise or fall sharply due to factors specific to the underlying index or its underlying equity constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market levels, interest rates and economic and political conditions.

▪	Fair value considerations.

¡

The issue price you pay for the Trigger PLUS will exceed their estimated initial value. The issue price you pay for the Trigger PLUS will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the Trigger PLUS by reference to our internal pricing models and it will be set

February 2016	Page 17

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the Trigger PLUS incorporate certain variables, including the level of each underlying index, the volatility of each underlying index and the expected dividends on the underlying equity constituents, the correlation among the underlying indices, prevailing interest rates, the term of the Trigger PLUS and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Trigger PLUS to you. Due to these factors, the estimated initial value of the Trigger PLUS as of the pricing date will be less than the issue price you pay for the Trigger PLUS.

¡

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Trigger PLUS in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your Trigger PLUS at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the Trigger PLUS in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Trigger PLUS determined by reference to our internal pricing models. The estimated initial value of the Trigger PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Trigger PLUS in any secondary market at any time.

¡

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Trigger PLUS as of the pricing date. We may determine the economic terms of the Trigger PLUS, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Trigger PLUS cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the Trigger PLUS as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Trigger PLUS.

▪	Limited or no secondary market and secondary market price considerations.

¡

There may be little or no secondary market for the Trigger PLUS. The Trigger PLUS will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Trigger PLUS will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Trigger PLUS, although they are not required to do so and may stop making a market at any time. If you are able to sell your Trigger PLUS prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Trigger PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Trigger PLUS in any secondary market at any time.

¡

The price at which UBS Securities LLC and its affiliates may offer to buy the Trigger PLUS in the secondary market (if any) may be greater than UBS’ valuation of the Trigger PLUS at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the Trigger PLUS, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the Trigger PLUS at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Trigger PLUS. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Trigger PLUS and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

¡

Price of Trigger PLUS prior to maturity. The market price of the Trigger PLUS will be influenced by many unpredictable and interrelated factors, including the level of each underlying index; the volatility of each underlying index; the correlation among the underlying indices; the dividend rate paid on the underlying equity constituents; the time remaining to the maturity of the Trigger PLUS; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Trigger PLUS.

February 2016	Page 18

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

¡

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Trigger PLUS in any secondary market.

▪

Owning the Trigger PLUS is not the same as owning any underlying index or underlying index constituents. The return on your Trigger PLUS may not reflect the return you would realize if you actually owned the underlying index constituents comprising the underlying indices. The Trigger PLUS are linked to three underlying indices and the return you receive is only based on the worst performing underlying index, whereas with a direct investment in the underlying indices poor performance of the underlying index constituents comprising one underlying index could be offset or mitigated by comparably better performance of the other underlying index constituents comprising the other underlying index. Furthermore, for underlying equity constituents, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Trigger PLUS, and any such dividends or distributions will not be factored into the calculation of the payment at maturity, if any, on your Trigger PLUS. In addition, as an owner of the Trigger PLUS, you will not have voting rights or any other rights that a holder of any underlying index constituents may have.

▪

No assurance that the investment view implicit in the Trigger PLUS will be successful. It is impossible to predict whether and the extent to which the level of the each underlying index will rise or fall and there can be no assurance that the underlying return of the worst performing underlying index will be positive or that its final level will be equal to or greater than its trigger level. The final level of each underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the underlying equity constituents. You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each underlying equity constituent in particular, and the risk of losing some or all of your initial investment.

▪

There are small-capitalization stock risks associated with the Russell 2000® Index. The securities are subject to risks associated with small-capitalization companies. The Russell 2000® Index is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪

The underlying indices reflect price return, not total return. The return on the Trigger PLUS is based on the performance of the underlying indices, which reflects the changes in the market prices of the underlying equity constituents. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the underlying equity constituents. The return on the Trigger PLUS will not include such a total return feature or dividend component.

▪

Adjustments to the underlying indices could adversely affect the value of the Trigger PLUS. The publisher of each underlying index may add, delete or substitute the stocks that constitute the underlying index or make other methodological changes that could change the level of the underlying index. The publisher of each underlying index may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪

Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Trigger PLUS, including acting as calculation agent and hedging our obligations under the Trigger PLUS. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Trigger PLUS. The calculation agent will determine the initial level and the final level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity. As UBS determines the economic terms of the Trigger PLUS, including the trigger level and leverage factor, and such terms include hedging costs, issuance costs and projected profits, the Trigger PLUS represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore,

February 2016	Page 19

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of the Trigger PLUS in the secondary market.

▪

UBS cannot control actions by the publisher of each underlying index and the publisher of each underlying index has no obligation to consider your interests. UBS and its affiliates are not affiliated with the publisher of each underlying index and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The publisher of each underlying index is not involved in the Trigger PLUS offering in any way and has no obligation to consider your interest as an owner of the Trigger PLUS in taking any actions that might affect the market value of the Trigger PLUS.

▪

Potential UBS impact on price. Trading or transactions by UBS or its affiliates in the underlying equity constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of each underlying index or underlying equity constituents may adversely affect the performance and, therefore, the market value of the Trigger PLUS.

▪

Potential conflict of interest. UBS and its affiliates may engage in business related to each underlying index or underlying equity constituents, which may present a conflict between the obligations of UBS and you, as a holder of the Trigger PLUS. The calculation agent, an affiliate of the issuer, will determine the final level and the payment at maturity based on the closing level of each underlying index on the valuation date. The calculation agent can postpone the determination of the final level or the maturity date if a market disruption event occurs and is continuing on the valuation date.

▪

Affiliate research reports and commentary. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Trigger PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Trigger PLUS. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Trigger PLUS and each underlying index to which the Trigger PLUS are linked.

▪

Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the Trigger PLUS. One or more of our affiliates have hedged our obligations under the Trigger PLUS and will carry out hedging activities related to the Trigger PLUS (and other instruments linked to each underlying index or the underlying equity constituents), including trading in underlying equity constituents, swaps, futures and options contracts on each underlying index as well as in other instruments related to each underlying index and the underlying equity constituents. Our affiliates also trade in the underlying equity constituents and other financial instruments related to each underlying index and the underlying equity constituents on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level and, as a result, could have increased the value at which each underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS. Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the level of each underlying index on the valuation date and, accordingly, the amount of cash, if any, an investor will receive.

▪

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Trigger PLUS. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Trigger PLUS, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Trigger PLUS. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Trigger PLUS and/or the ability of UBS to make payments thereunder.

▪

Uncertain tax treatment — Significant aspects of the tax treatment of the Trigger PLUS are uncertain. You should read carefully the section entitled ‘‘Tax considerations’’ on page 7 herein and the section entitled ‘‘Supplemental U.S. Tax Considerations’’ beginning on page PS-73 of the accompanying product supplement and consult your tax advisor about your tax situation.

February 2016	Page 20

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Dow Jones Industrial Average™ Index

We have derived all information contained in this preliminary pricing supplement regarding the Dow Jones Industrial Average™ Index (the “Dow Jones Index”), including, without limitation, its composition, methods of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC, a division of The McGraw-Hill Companies, Inc. (“S&P Dow Jones Indices”), and/or its affiliates.

S&P Dow Jones Indices has no obligation to continue to publish the Dow Jones Index, and may discontinue publication of the Dow Jones Index at any time. The Dow Jones Index is determined, comprised and calculated by S&P Dow Jones Indices without regard to the securities.

The Dow Jones Index is a price-weighted index composed of 30 common stocks selected at the discretion of the Averages Committee. The Averages Committee is comprised of composed of three representatives of S&P Dow Jones Indices and two representatives of The Wall Street Journal. The Averages Committee selects the index components as the largest and leading stocks of the sectors that are representative of the U.S. equity market. The Dow Jones Index does not include producers of goods and services in the transportation and utilities industries. The Dow Jones Index serves as a measure of the entire U.S. market, including such sectors as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks. The Averaging Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The top ten index constituent stocks of the Dow Jones Index as of January 31, 2016, by weight, are: Goldman Sachs Group, Inc. (6.72%), 3M Company (6.28%), The Home Depot Inc. (5.23%), International Business Machines Corporation (5.19%), McDonald’s Corporation (5.15%), The Boeing Company (5.00%), Unitedhealth Group Inc. (4.79%), Travelers Companies Inc. (4.45%), Johnson & Johnson (4.34%) and Apple Inc. (4.05). The 30 common stocks included in the Dow Jones Index include nine sectors based on the ten industries defined by the Industry Classification Benchmark. As of the January 13, 2016, the sectors comprising the Dow Jones Index are as follows (with the number of percentage currently included in such sectors indicated in parentheses): Financials (18.97%), Industrials (18.72%), Consumer Services (17.12%), Technology (13.81%), Health Care (12.51%), Consumer Goods (7.76%), Oil & Gas (6.83%), Basic Materials (2.19%) and Telecommunications (2.08%).

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Dow Jones Industrial Average™ Index.

Information as of market close on February 2, 2016:

Bloomberg Ticker Symbol:	INDU	52 Week High (on May 19, 2015):	18,312.39

Current Index Level:	16,153.54	52 Week Low (on August 25, 2015):	15,666.44

52 Weeks Ago (on February 2, 2015):	17,361.04

February 2016	Page 21

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for each quarter in the period from January 3, 2012 through February 2, 2016. The closing level of the underlying index on February 2, 2016 was 16,153.54. The graph below sets forth the daily closing levels of the underlying index for the period from January 3, 2006 through February 2, 2016. The dotted lines represent a hypothetical trigger level of 11,307.48 which is 70.00% of the closing level of the underlying index on February 2, 2016. We obtained the information in the table below from Bloomberg Professional® service (‘‘Bloomberg’’), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date.

Dow Jones Industrial AverageTM Index	High	Low	Period End
2012
First Quarter	13,252.76	12,359.92	13,212.04
Second Quarter	13,279.32	12,101.46	12,880.09
Third Quarter	13,596.93	12,573.27	13,437.13
Fourth Quarter	13,610.15	12,542.38	13,104.14
2013
First Quarter	14,578.54	13,328.85	14,578.54
Second Quarter	15,409.39	14,537.14	14,909.60
Third Quarter	15,676.94	14,776.13	15,129.67
Fourth Quarter	16,576.66	14,776.53	16,576.66
2014
First Quarter	16,530.94	15,372.80	16,457.66
Second Quarter	16,947.08	16,026.75	16,826.60
Third Quarter	17,279.74	16,368.27	17,042.90
Fourth Quarter	18,053.71	16,117.24	17,823.07
2015
First Quarter	18,288.63	17,164.95	17,776.12
Second Quarter	18,312.39	17,596.35	17,619.51
Third Quarter	18,120.25	15,666.44	16,284.70
Fourth Quarter	17,918.15	16,272.01	17,425.03
2016
First Quarter (Through February 2, 2016)	17,158.66	15,766.74	16,153.54

February 2016	Page 22

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Underlying Index Historical Performance — Daily Closing Levels

From January 3, 2006 to February 2, 2016

February 2016	Page 23

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“the Russell 2000 Index”) contained in this preliminary pricing supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Russell 2000 Index.

The Frank Russell Company has no obligation to continue to publish the Russell 2000 Index, and may discontinue publication of the Russell 2000 Index at any time.

The Russell 2000 Index is published by the Frank Russell Company. As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – Russell 2000 Index,” the Russell 2000 Index measures the composite price performance of the smallest 2,000 companies included in the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. The Russell 2000 Index value is calculated by adding the market values of the index’s component stocks and then dividing the derived total market capitalization by the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus.

Information as of market close on February 2, 2016:

Bloomberg Ticker Symbol:	RTY	52 Week High (on June 23, 2015):	1,295.799

Current Index Level:	1,008.835	52 Week Low (on January 19, 2016):	994.869

52 Weeks Ago (on February 2, 2015):	1,175.515

February 2016	Page 24

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for each quarter in the period from January 3, 2012 through February 2, 2016. The closing level of the underlying index on February 2, 2016 was 1,008.835. The graph below sets forth the daily closing levels of the underlying index for the period from January 3, 2006 through February 2, 2016. The dotted lines represent a hypothetical trigger level of 706.185 which is 70.00% of the closing level of the underlying index on February 2, 2016. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date.

Russell 2000® Index	High	Low	Period End
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter (Through February 2, 2016)	1,110.439	994.869	1,008.835

February 2016	Page 25

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Underlying Index Historical Performance — Daily Closing Levels

From January 3, 2006 to February 2, 2016

February 2016	Page 26

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

S&P 500® Index

We have derived all information contained in this preliminary pricing supplement regarding the S&P 500® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC, a division of The McGraw-Hill Companies, Inc. (“S&P Dow Jones Indices”), and/or its affiliates.

S&P Dow Jones Indices has no obligation to continue to publish the S&P 500® Index, and may discontinue publication of the S&P 500® Index at any time. The S&P 500® Index is determined, comprised and calculated by S&P without regard to the Notes.

The S&P 500® Index is published by S&P Dow Jones Indices. As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, the S&P 500® Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Ten main groups of companies comprise the S&P 500® Index, with the percentage weight of each group in the index as a whole as of January 31, 2016 indicated below: Information Technology (20.7%), Financials (15.9%), Health Care (14.7%), Consumer Discretionary (12.9%), Consumer Staples (10.6%), Industrials (10.0%), Energy (6.6%), Utilities (3.3%), Telecommunication Services (2.7%) and Materials (2.6%).

S&P Dow Jones Indices has announced that it expects that, effective with the September 2015 rebalance, consolidated share class lines will no longer be included in the S&P 500® Index. Each share class line will be subject to public float and liquidity criteria individually, but the company’s total market capitalization will be used to evaluate each share class line. This may result in one listed share class line of a company being included in the S&P 500® Index while a second listed share class line of the same company is excluded.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus.

Information as of market close on February 2, 2016:

Bloomberg Ticker Symbol:	SPX	52 Week High (on May 21, 2015):	2,130.82

Current Index Level:	1,903.03	52 Week Low (on January 20, 2016):	1,859.33

52 Weeks Ago (on February 2, 2015):	2,020.85

February 2016	Page 27

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for each quarter in the period from January 3, 2012 through February 2, 2016. The closing level of the underlying index on February 2, 2016 was 1,903.03. The graph below sets forth the daily closing levels of the underlying index for the period from January 3, 2006 through February 2, 2016. The dotted lines represent a hypothetical trigger level of 1,332.12 which is 70.00% of the closing level of the underlying index on February 2, 2016. We obtained the information in the table below from Bloomberg Professional® service (‘‘Bloomberg’’), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date.

S&P 500® Index	High	Low	Period End
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter (Through February 2, 2016)	2,016.71	1,859.33	1,903.03

February 2016	Page 28

Uncapped Trigger PLUS due on or about August 8, 2019

$● Based on the worst performing index among the Dow Jones Industrial Average™ Index, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Underlying Index Historical Performance — Daily Closing Levels

From January 3, 2006 to February 2, 2016

February 2016	Page 29

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

Preliminary Pricing Supplement
Summary Terms	1
Additional Information about UBS and the Uncapped Trigger PLUS	2
Investment Overview	3
Key Investment Rationale	4
Investor Suitability	5
Fact Sheet	6
How the Uncapped Trigger PLUS Work	12
Payment at Maturity	16
Risk Factors	17
Dow Jones Industrial AverageTM Index Overview	21
Historical Information	22
Russell 2000® Index Overview	24
Historical Information	25
S&P 500® Index Overview	27
Historical Information	28

Product Supplement
Product Supplement Summary	PS-1
Payment at Maturity for the Securities	PS-2
Hypothetical Examples of How the Securities Perform	PS-20
Risk Factors	PS-28
General Terms of the Securities	PS-47
Payment at Maturity for the Securities	PS-47
Market Disruption Event	PS-56
Antidilution Adjustments for Securities Linked to an Underlying Equity	PS-59
Reorganize Events for Securities Linked to an Underlying Equity	PS-64
Use of Proceeds and Hedging	PS-72
Supplemental U.S. Tax Considerations	PS-73
Certain ERISA Considerations	PS-81
Supplemental Plan of Distribution (Conflicts of Interest)	PS-82

Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial Average™	IS-2
NASDAQ-100 Index®	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Bloomberg Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index Excess Return	IS-24
Non-U.S. Indices	IS-29
EURO STOXX 50® Index	IS-29
FTSE™ 100 Index	IS-31
Hang Seng China Enterprises Index	IS-35
MSCI Indexes	IS-38
MSCI-EAFE® Index	IS-38
MSCI® Emerging Markets IndexSM	IS-38
MSCI® Europe Index	IS-38

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS Its Management and Others	7
UBS	8
Swiss Regulatory Powers	12
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	34
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Conflicts of Interest	76
Validity of the Securities	77
Experts	77

$●

UBS AG Uncapped

Trigger PLUS due on or

about August 8,

2019

UBS Investment Bank

Morgan Stanley Smith Barney LLC

Preliminary Pricing Supplement dated February 4, 2016

(To Product Supplement dated November 6, 2015,

Index Supplement dated June 12, 2015

and Prospectus dated June 12, 2015)